Grant Park FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC

Monthly Flash Report
May 31, 2008

Dearborn Capital Management, LLC

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

MONTHLY COMMENTARY

Grant Park's positions in the energy complex were again the drivers in the portfolio's performance this month. Still predominantly long across the sector, Grant Park earned substantial profits as the energy markets endured a strong sector-wide uptrend. The biggest contributions came from rallies in the crude oil markets. Despite some intra-month price swings, crude oil finished the month $14.62 per barrel (or 12.97%) higher than last month's close. Although the price of crude was most heavily affected this month by swings in the U.S. dollar, price shifts in the energy markets were also caused by increased energy demand from China after a horrid earthquake rattled the nation's hydroelectric power markets. Due to short positions in the European financial markets, the portfolio performed particularly well in the fixed income sector. The most notable positions were those in the Euro bund and Euribor (European Interbank Offered Rate) markets. On strong economic data throughout the month, speculators began to adopt a view that the European economy may be in an upswing. This renewed confidence drove up yields on most major financial instruments, pushing prices in the futures markets (which move inversely to yields) downwards. Although ultimately profitable in the sector, short positions in U.S. fixed income markets experienced setbacks. Continued domestic economic distress moved the U.S. based Eurodollar market upwards against the portfolio's short positions. The continuing woes of a weakened global economy helped Grant Park's currency positions in May. Mixed economic reports from the U.S., Great Britain, the Eurozone, and Australia caused big moves in the currency markets both with and against the portfolio's positions. Grant Park fared well as profits stemming from short dollar positions against the Aussie dollar, Turkish lira, and Mexican peso outweighed losses sustained from the more established currencies such as the British pound, euro, and Canadian dollar. The bulk of the portfolio's setbacks in May stemmed from positions in the equity indices markets. Grant Park's continued short exposure to the U.S. equity markets experienced losses as the front contract in the e-mini S&P 500 rallied 5.82%. Short positions in France's CAC40 and Germany's Dax indices also produced losses, as better-than expected economic data released near month's end spurred a boost in the equity markets. Grant Park's positions in the metals markets provided mixed results for the portfolio, but were net negative for May. Losses incurred due to steady decreases in copper prices against the portfolio's long positions accounted for most of the setbacks in the sector. Analysts attribute the move to the recent firming of the U.S. dollar and decreased demand from China due to a recent earthquake. On the short side however, modest profits were earned on a 22.77% slide in the nickel markets, which moved alongside Grant Park's short positions. Lastly, the softs/agriculturals sector did not prove profitable this past month, as the portfolio registered minor losses in the grains markets. Corn prices dipped more than 2%, moving against long positions in May in response to a strengthening dollar. Many analysts also attribute declines in grains prices to a late-month drop in energy prices.

May 31, 2008 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	2.11%	2.03%
Year-to-Date Return	13.89%	13.49%
Net Asset Value	$1,491.410	$1,296.786

Statistics since inception – Class A Units **
January 1, 1989 through May 31, 2008

Total Fund Assets (A and B):	$538M
12 Month Return:	25.86%
36 Month Cumulative Return:	41.48%
60 Month Cumulative Return:	32.57%
Compounded Annual ROR:	16.45%
3 Yr. Comp. Ann. ROR:	12.26%
5 Yr. Comp. Ann. ROR:	5.80%
10 Yr. Comp. Ann. ROR:	8.84%
Average 12-Month Return:	20.93%
Worst Drawdown (5/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	7.10%
Average 1-Month Loss:	(4.72%)
# of Winning Months	125
# of Losing Months:	108

See the glossary at the end of this presentation for definitions relevant to this table.

**The portion of Grant Park's net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of May 31, 2008


AGS/SOFTS
15%
INTEREST RATES
26%
ENERGY
11%
METALS
8%
STOCK INDICES
16%
CURRENCIES
24%

For a list of markets traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors and through its investment in the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. The trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

HISTORICAL PERFORMANCE

Class A Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.19%	0.13%	2.52%	(0.91%)	6.00%	20.03%
2004	0.38%	7.33%	(1.40%)	(11.66%)	(4.75%)	(4.47%)	(3.36%)	(0.32%)	1.07%	3.43%	8.45%	(0.89%)	(7.58%)
2005	(5.96%)	3.42%	(0.51%)	(5.05%)	3.98%	1.89%	(1.96%)	1.97%	(0.04%)	(3.38%)	4.16%	(1.36%)	(3.44%)
2006	3.49%	(3.28%)	4.06%	9.46%	(0.81%)	(2.85%)	(3.66%)	2.20%	(1.10%)	(0.64%)	3.59%	(0.92%)	9.11%
2007	1.25%	(4.18%)	(4.55%)	5.23%	4.60%	4.16%	(3.72)	(3.71%)	8.78%	5.23%	(0.66%)	0.63%	12.63%
2008	2.49%	9.66%	(0.63%)	(0.13%)	2.11%								13.89%

Class B Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	B Unit YTD
2003								0.12%	0.06%	2.45%	(0.98%)	5.93%	7.66%
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.44%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.08%	(1.35%)	(4.25%)
2006	3.41%	(3.35%)	3.98%	9.33%	(0.88%)	(2.92%)	(3.73%)	2.12%	(1.17%)	(0.71%)	3.51%	(0.90%)	8.28%
2007	1.18%	(4.25%)	(4.62%)	5.15%	4.52%	4.09%	(3.79%)	(3.78%)	8.70%	5.16%	(0.73%)	0.64%	11.76%
2008	2.42%	9.58%	(0.70%)	(0.20%)	2.03%								13.49%

Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: New Accounts - $5,000 Individual/$1,000 ERISA or qualified plans. Additional minimum investments $1,000. Class A Units: New Accounts - $200,000. Additional minimum investments $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Welton Investment Corporation and Winton Capital Management through the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio Class - GP.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $70,000 annual income and a net worth of $70,000 exclusive of home, auto and furnishings, or $250,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.

Dearborn
Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com